UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2012 (April 25, 2012)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 west 35th Street, 2nd floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On April 30, 2012, Newtek Business Services, Inc. (the “Company”) announced that it had entered into a Credit Agreement with a group of lenders led by Summit Partners Credit Advisers, L.P. of New York, NY (the “Lenders”), dated April 25, 2012, pursuant to which the Lenders provided initial funding of $10 million and will provide a future loan of up to $5 million based on certain contingencies (the “Loan”). The Company intends to use the funds to support its small business lending and for working capital.

The Loan bears interest at 12.5 percent per annum on the amount outstanding plus payment-in-kind interest of 2.5 percent which can either be paid quarterly in arrears or added to the outstanding loan amount. The Loan will mature in 5 and one-half years and may be prepaid at any time after 2 years. The Loan is a form of mezzanine financing and will have a second lien on the Company’s assets as well as those of the Company’s principal subsidiaries other than its U.S. SBA lender, Newtek Small Business Finance, Inc.

In addition, the Company has granted the Lenders penny warrants, for 1,696,810 common shares, representing 4.4 percent of the Company’s outstanding common shares (the “Warrant”), which includes registration rights and will have limited anti-dilution protection related only to the issuance of additional shares to the Company’s officers, directors or employees. The Lenders will be unable to sell any common shares acquired through exercise of the warrant for a period of two years following the date of the Loan, unless the Company’s common shares trade over $2.25 per share for 15 consecutive days, in which case they will be able to sell the shares, subject in all cases to a right of first refusal by the Company.

The above description is a summary and is qualified in its entirety by the terms of the Credit Agreement and the Warrant, which are filed as Exhibits 10.10.1 and 10.10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A press release of April 30, 2012 announcing the Credit Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.10.1	Credit Agreement by and between Newtek Business Services, Inc. and Several Lenders dated as of April 25, 2012

10.10.2	Warrant issued to Summit Partners Credit Advisers, L.P., dated April 25, 2012.

99.1	Press Release, dated April 30, 2012 “Newtek Business Services, Inc. Signs Agreement with Summit Partners Credit Advisers, L.P. for $10-15 Million in Mezzanine Loan”

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: May 1, 2012	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.10.1	Credit Agreement by and between Newtek Business Services, Inc. and Several Lenders dated as of April 25, 2012

10.10.2	Warrant issued to

99.1	Press Release, dated April 30, 2012 “Newtek Business Services, Inc. Signs Agreement with Summit Partners Credit Advisers, L.P. for $10-15 Million in Mezzanine Loan”